ITEM 77E
LEGAL PROCEEDINGS
Since October 2003 Federated
and related entities collectively
Federated and various Federated
funds Funds have been named as
defendants in several class action
 lawsuits now pending in the
United States District Court for
 the District of Maryland
The lawsuits were
purportedly filed on
behalf of people who purchased
owned andor redeemed shares of
 Federatedsponsored mutual
 funds during specified periods
beginning November 1 1998 The
 suits are generally similar
in alleging that Federated engaged
 in illegal and improper trading
 practices including
market timing and late trading
 in concert with certain
institutional traders which
allegedly caused financial
injury to the mutual fund
shareholders
These lawsuits began to be filed
shortly after Federateds first
 public announcement that it
had received requests for
 information on shareholder
trading activities in the
Funds from the SEC the Office
of the New York State Attorney
 General NYAG and other
authorities In that regard
on November 28 2005 Federated
 announced that it had reached
 final settlements with the SEC
and the NYAG with respect to
 those matters
Specifically the SEC and NYAG
settled proceedings against
three Federated subsidiaries
 involving undisclosed market
timing arrangements and late
trading The SEC made findings
 that Federated Investment
Management Company FIMC an
SECregistered investment
 adviser to various Funds
and Federated Securities Corp
 an SECregistered brokerdealer
 and distributor for the Funds
 violated provisions of the
 Investment Advisers Act
and Investment Company Act
by approving but not disclosing
three market timing
arrangements or the
associated conflict of
interest between
FIMC and the funds involved
 in the arrangements either
 to other fund shareholders
or to the funds board and
that Federated Shareholder
Services Company formerly
 an SECregistered transfer
 agent failed to prevent
 a customer and a Federated
 employee from late
trading in violation
of provisions of the
Investment Company Act
 The NYAG found that such
conduct violated provisions
 of New York State law
 Federated entered
into the settlements without
 admitting or denying the
 regulators findings As
 Federated previously
 reported in 2004 it has
already paid
approximately 80 million to
certain funds as determined
by an independent consultant
 As part of these settlements
 Federated agreed to pay
disgorgement and a civil
money penalty in the aggregate
 amount of an additional 72
 million and among other things
 agreed that it would not
serve as investment adviser
 to any registered investment
company unless i at least 75
 of the funds directors are
 independent of Federated
ii the chairman of each such
 fund is independent of
Federated iii no action may
 be taken by the funds board
or any committee thereof
unless approved by a majority
 of the independent trustees
 of the fund or committee
respectively and iv the fund
 appoints a senior officer who
reports to the independent
 trustees and is responsible
 for monitoring compliance
 by the fund with applicable
 laws and fiduciary
duties and for
managing the process by which
management fees charged to a
fund are approved The
settlements are described
 in Federateds announcement
which along with previous
 press releases and related
 communications on those
 matters is available in the
 About Us section of Federateds
website at FederatedInvestorscom
Federated entities have also
 been named as defendants in
 several additional lawsuits
 that are now pending in the
 United States District Court for
the Western District of
Pennsylvania alleging among
other things excessive
advisory and Rule 12b1 fees
The Board of the Funds retained
 the law firm of Dickstein
Shapiro LLP to represent
the Funds in each of the
lawsuits described in the
preceding two paragraphs
 Federated and the Funds
and their respective counsel
 have been defending this
litigation and none of the Funds
remains a defendant in any
of the lawsuits though some
could potentially receive
any recoveries as nominal
defendants Additional
lawsuits based
upon similar allegations
 may be filed in the future
 The potential impact of these
 lawsuits all of which seek
unquantified damages
attorneys fees
and expenses and future potential
 similar suits is uncertain
Although we do not believe that
 these lawsuits will have
 a material adverse effect on
the Funds there can be no
assurance that these suits
ongoing adverse publicity andor
 other developments resulting
 from the regulatory
investigations will not result
in increased Fund redemptions
 reduced sales of Fund shares
or other adverse consequences
 for the Funds